UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

SusGlobal Energy Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Davenport Road

Toronto, ON, Canada, M5R 1J2

(Address of principal executive offices, including zip code)

(416) 223-8500

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, the board of directors (the "Board") of SusGlobal Energy Corp. (the "Company") appointed Mr. Gary Herman as a member of the Board, effective immediately (the "Appointment").

Gary Herman, age 54

Gary Herman Mr. Herman has many years of investment experience with a focus on undervalued public companies. Since 2002, Mr. Herman has been a managing member of Galloway Capital Management, LLC, which, through its fund, Strategic Turnaround Equity Partners, LP (Cayman) has focused on investments primarily in undervalued securities. From January 2011 to August 2013, Mr. Herman was a managing member of Abacoa Capital Management, LLC, which, through its fund, Abacoa Capital Master Fund, Ltd. focused on a Global-Macro investment strategy. Since 2005, Mr. Herman has been a registered representative with Arcadia Securities LLC, a FINRA-registered broker-dealer based in New York. From 1997 to 2002, he was an investment banker with Burnham Securities, Inc. From 1993 to 1997, he was a managing partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. Mr. Herman also has franchising experience, having served on the boards of several franchised concepts, including Arthur Treacher's Fish & Chips, Wall Street Deli Systems, Inc., Shells Seafood Restaurants, Inc., and Miami Subs Corporation where he also served as President from 2007 to 2009. Mr. Herman has a B.S. from the State University of New York at Albany with a major in Political Science and minors in Business and Music. Mr. Herman has served on the boards of public and private companies for many years, including Tumbleweed Holdings, Inc., since 2001. He serves as a member of the board of directors of Creative Learning Corp. since July 2017. His experience has included board membership, corporate officer, advisory, capital raising and restructuring roles. We believe that these experiences make Mr. Herman well-qualified to serve as a member of the Board.

Board Committees

Mr. Herman has been appointed a member of each of the Audit Committee, Compensation Committee, and Nominating Committee. Mr. Herman will serve as chairperson of the Compensation Committee.

Related Party Transactions

There are no related party transactions with regard to Mr. Herman reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

As compensation for his services as a member of the Board Mr. Herman shall be entitled to receive CA$25,000 fee per annum, payable at year end by either cash or shares of the Company at the Company's discretion.

Item 8.01 Other Events.

On April 22, 2021, the Company issued a press release announcing the Appointment. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated April 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated:	April 23, 2021	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer